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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Qualix Group, Inc. on Form S-8 of our report dated August 13, 1996 (January 14, 1997 as to Note 10) contained in Registration Statement No. 333-17529, and related amendments, of Qualix Group, Inc. on Form S-1.

/s/ Deloitte & Touche  LLP
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DELOITTE & TOUCHE  LLP
San Jose, California
February 12, 1997